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                                  EXHIBIT 10.4

                        CANCELLATION OF OPTION AGREEMENT

         This Cancellation of Option Agreement (the "Agreement") is made as of August 27, 1998 by and between SCB Computer Technology, Inc., a Tennessee corporation (the "Company"), and Steve N. White ("White").

         WHEREAS, the Company and White entered into that certain Non-Qualified Stock Option Agreement, dated April 11, 1997, with respect to up to 60,000 shares of the Company's Common Stock;

         WHEREAS, the Board of Directors of the Company has determined, in connection with White's resignation from all positions with the Company and its subsidiaries, to accelerate the vesting of all unvested options under the Prior Agreement;

         WHEREAS, simultaneously herewith, White has voluntarily resigned, subject to this Agreement becoming effective and White receiving payment hereunder in good funds, from all positions with the Company and its subsidiaries;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Company will pay to White, in the form of a Company check payable to the order of White, the amount of $270,000 on the "Effective Date" (if any) as defined in the Mutual Release between the Company and White dated August 27, 1998, it being understood that the calculation of the amount of such payment has been derived by multiplying 60,000 by the difference between the closing sales price of the Common Stock on August 24, 1998, the day the Agreement in principle was reached ($10.00 per share) and the option exercise price ($5.50 per share) set forth in the Prior Agreement.

         2. Upon the receipt by White of the payment described in Section 1, the Prior Agreement shall be canceled and of no further force or effect.

         3. This Agreement may be executed in counterparts, all of which taken together will constitute but a single document.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective on the Effective Date referenced in Section 1 hereof.

                                       SCB COMPUTER TECHNOLOGY, INC.

                                       By: /s/ Ben C. Bryant
                                           -------------------------------------
                                       Title:     President
                                              ----------------------------------


                                              /s/ Steve N. White
                                       -----------------------------------------
                                       Steve N. White